United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2024

Commission File No.	Exact Name of Registrant as Specified in its Charter and Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth below under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 8.01 Other Events.

On February 5, 2024, the selling securityholders (as defined below) agreed to purchase $175,000,000 aggregate principal amount of 2021 Series A 0.75% remarketable senior notes due 2026 (the “Remarketable Notes”) of Spire Inc. (“Spire”) in connection with the remarketing of the senior notes comprising a component of the equity units originally issued in February 2021 pursuant to the Purchase Contract and Pledge Agreement, dated as of February 16, 2021, between Spire and U.S. Bank Trust Company, National Association, as purchase contract agent, attorney-in-fact of the holders of certain purchase contracts, collateral agent and custodial agent, and U.S. Bank National Association, as securities intermediary.

Also on February 5, 2024, Spire entered into a Securities Purchase and Registration Rights Agreement (the “SPRRA”), dated February 5, 2024, among Spire and the several purchasers named therein (the “selling securityholders”), pursuant to which the selling securityholders agreed to sell the Remarketable Notes to Spire on or about February 12, 2024 in exchange for $175,000,000 aggregate principal amount of Spire’s 5.300% Senior Notes due 2026 (the “Senior Notes”) and a cash payment.

The SPRRA granted the selling securityholders the right, by written notice to Spire, to offer the Senior Notes to the public in secondary public offerings from time to time. The selling securityholders delivered a public offer notice to Spire on February 5, 2024 with respect to all the Senior Notes they held. On February 5, 2024, Spire entered into an underwriting agreement (the “Underwriting Agreement”), dated February 5, 2024, with the selling securityholders and the several underwriters named therein in connection with the public offering (the “Public Offering”) of $350,000,000 aggregate principal amount of Senior Notes consisting of $175,000,000 aggregate principal amount of the Senior Notes issued and sold by Spire and $175,000,000 aggregate principal amount of the Senior Notes sold by the selling securityholders.

The Public Offering is expected to close on February 12, 2024. Spire intends to use the net proceeds from its sale of the Senior Notes to repay existing indebtedness and for general corporate purposes. Spire will not receive any proceeds from the sale of the Senior Notes by the selling securityholders. The sum of the amount to be received by the selling securityholders for the Senior Notes in the Public Offering and the amount of cash the selling securityholders will receive from Spire pursuant to the SPRRA is equal to the purchase price of the Remarketable Notes to be purchased by the selling securityholders in the remarketing transaction. Copies of the SPRRA and the Underwriting Agreement are filed as Exhibits 1.1 and 1.2 to this Current Report, respectively, and are expressly incorporated by reference herein and in Spire’s Registration Statement on Form S-3 (Registration No. 333-264799) (the “Registration Statement”), which became automatically effective upon filing with the Securities and Exchange Commission on May 9, 2022. The foregoing descriptions of the SPRRA and the Underwriting Agreement are qualified in their entirety by reference to Exhibits 1.1 and 1.2, respectively.

This Current Report on Form 8-K is being filed, in part, for the purpose of filing the SPRRA and the Underwriting Agreement and such exhibits are hereby incorporated in the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report.

Exhibit Number	Exhibit

1.1	Securities Purchase and Registration Rights Agreement, dated February 5, 2024, among Spire Inc. and the several purchasers named in Schedule A thereto.

1.2	Underwriting Agreement, dated February 5, 2024, among Spire Inc., the several selling securityholders named in Exhibit A thereto and the several underwriters named in Exhibit B thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRE INC.

Date: February 9, 2024	By:	/s/ Steven P. Rasche
Steven P. Rasche
Executive Vice President, Chief Financial Officer